UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Sec. 240.14a-12

CSP INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement)

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CSP INC.

March 30, 2007

Dear Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of CSP Inc. Our Annual Meeting will be held Tuesday, May 8, 2007 at 9:00 a.m. at our executive offices located at 43 Manning Road, Billerica, Massachusetts 01821.

We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2007 Annual Meeting of Stockholders and proxy statement.

Your vote is very important to us, regardless of the number of shares that you own. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure your shares are represented at the meeting. To simplify this process, your vote may be cast by mail.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Alexander R. Lupinetti

Chief Executive Officer

CSP INC.

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, May 8, 2007

Time:	9:00 a.m.

Place:	CSP Inc. Executive Offices
43 Manning Road
Billerica, Massachusetts 01821

At the Annual Meeting you will be asked to:

1.	Elect two Class II directors as members of the Board of Directors;

2.	Approve and adopt our 2007 Stock Incentive Plan, which covers 250,000 shares of our common stock and provides for the grant of incentive and non-statutory stock options and awards of restricted and unrestricted stock; and

3.	Consider any other matters that may properly be brought before the meeting.

By order of the Board of Directors,

Gary W. Levine

Secretary

Billerica, Massachusetts

March 30, 2007

PLEASE VOTE BY COMPLETING, SIGNING, DATING AND RETURNING

THE PROXY CARD AS PROMPTLY AS POSSIBLE.

CSP INC.

(A Massachusetts Corporation)

PROXY STATEMENT

Annual Meeting of Stockholders

May 8, 2007

INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING

Our Board of Directors is soliciting proxies to be voted at the 2007 Annual Meeting of Stockholders to be held on May 8, 2007. Your vote is very important. For this reason, our Board is requesting that you permit your common stock to be represented at the Annual Meeting by the persons named as proxies on the enclosed card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Voting materials, which include this proxy statement, the proxy card and our annual report on Form 10-K for the fiscal year ended September 30, 2006, were mailed to stockholders beginning March 30, 2007. CSP Inc.’s principal executive offices are located at 43 Manning Road, Billerica, Massachusetts 01821. CSP Inc.’s main telephone number is (978) 663-7598. In this proxy statement, CSP Inc. is referred to as the Company and CSPI.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Where and when is the Annual Meeting of the stockholders?

Our annual meeting of stockholders will be held at our executive offices, 43 Manning Road, Billerica, Massachusetts at 9:00 a.m. local time on May 8, 2007.

Who may vote at the Annual Meeting?

You may vote if our records show that you owned your shares on March 12, 2007, which is the record date. At the close of business on the record date, 3,782,980 shares of our common stock were issued and outstanding and eligible to vote. You may cast one vote for each share of common stock held of record by you on the record date on all matters presented.

What is the difference between holding shares as a stockholder of record and beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer Co., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, which are held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

How many votes can be cast by all stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting. We had 3,782,980 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

We must have a quorum in order to hold the Annual Meeting and conduct business. A majority of our issued and outstanding shares as of the record date constitutes a quorum. Shares are counted if you are present at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. In general, abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. The vote on each matter submitted to stockholders is tabulated separately. American Stock Transfer & Trust Company will tabulate the votes.

How many votes are required to elect directors?

Directors are elected by a plurality of the votes cast. This means that the two individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected; nominees do not need to receive a majority to be elected. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. Your shares will be counted for purposes of determining whether there is a quorum.

How many votes are required to approve the 2007 Stock Incentive Plan?

If a quorum is present, approval of the 2007 Stock Incentive Plan requires a majority of the total votes cast on the proposal in person or by proxy to be “FOR” votes. Although they are counted as present for quorum purposes, broker “non-votes” are not treated as votes cast.

What if I don’t vote for the item listed on my proxy card or voting instruction card?

If you return your signed proxy card or voting instruction card in the enclosed envelope, but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares through a broker and do not return the voting instruction card, the broker or other nominee will determine if it has discretionary authority to vote on the particular matter. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors (excluding contested elections of directors) and ratification of auditors. Non-routine matters include matters such as the adoption of stock plans. If the broker determines it does not have discretionary authority to vote on a particular matter, it will indicate a broker “non-vote” for such matter in the proxy. Broker non-votes are treated as present for purposes of determining the presence of a quorum, but are also treated as not entitled to vote.

Can I change or revoke my vote after I return my proxy card?

Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement. you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our secretary, specifying such revocation. You may change your vote by timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting if you are a record holder.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend. Each stockholder may also bring guests to the meeting if there is space available.

Where can I find more information?

We file annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission (SEC). Our common stock is traded on the NASDAQ Global Market (NASDAQ) under the symbol “CSPI”. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

Who can help answer your questions?

If you have additional questions about the matters proposed for consideration at the Annual Meeting, you should contact:

CSP Inc.

43 Manning Road

Billerica, MA 01821

Attn: Gary W. Levine, Chief Financial Officer

Phone: (978) 663-7598 ext. 1200

What should I do now?

Carefully read this document and indicate on the proxy card how you want to vote. Sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. You should indicate your vote now even if you expect to attend the Annual Meeting and vote in person. Indicating your vote now will not prevent you from later canceling or revoking your proxy right until the meeting, and will ensure that your shares are voted if you later find you cannot attend the Annual Meeting.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and the final voting results will be published in our quarterly report on Form 10-Q for the quarter ending June 30, 2007, which we will file with the SEC.

After the Form 10-Q is filed, you may obtain a copy by visiting our website or the SEC’s website, or by contacting our investor relations department by calling 978-663-7598 or by writing to Investor Relations, CSP Inc., 43 Manning Road, Billerica, Massachusetts 01821.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders may contact our transfer agent, American Stock Transfer Co., 59 Maiden Lane, New York, New York 10038.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board currently consists of five members and is divided into three classes, referred to as Class I, Class II and Class III. The directors in each class serve for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year. We currently have two Class II Directors, whose term will expire at the Annual Meeting to be held on May 8, 2007; two Class III Directors, whose terms will expire at the 2008 Annual Meeting; and one Class I director, whose term will expire at the 2009 Annual Meeting.

Our Nominating Committee has nominated Messrs. Lyons and Hall to serve as Class II Directors for a three-year term.

If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. Your shares will be counted for purposes of determining whether there is a quorum.

Messrs. Lyons and Hall are currently members of our Board. Although we expect each nominee to accept nomination and to serve if elected, if he is unable to serve at the time of election, then proxies will be voted for another nominee or the Board may fix the number of directors at a lesser number.

Nominees for election

Listed below are the nominees with their ages, the year each was first elected as a director of the Company, and their business affiliations.

Name, Age and Class	Year first became Director, Principal Occupation during past five years and Certain Directorships
J. David Lyons (68) Class II	Director of CSPI since March 1997; Managing Director for the Carter Group, an executive search firm from September 2002 to June 2004; President of Aubin International, Inc., an executive search firm from 1996 to October 2002; Executive Vice President at National Data Corp. from 1993 to 1996; Executive Vice President -- Sales and Marketing, Syncordia from 1991 to 1993.

Christopher J. Hall (48) Class II	Director of CSPI since November 2002, self employed as a municipal bond investor from 1998 to present; Founder and Chief Financial Officer of Howe, Solomon, & Hall, a registered broker-dealer operating primarily as a municipal securities broker-dealer from 1985 to 1998.

The Board recommends that you vote FOR the election of the nominees for director listed in this proxy statement.

Directors

Listed below are the Company’s continuing directors, with information showing the age of each, the year each was first elected as one of our directors, and the business affiliations of each. Messrs. James and Lupinetti are Class III Directors, whose terms will expire in 2008. Mr. Williams is a Class I Director, whose term will expire in 2009.

Name, Age and Class	Business Affiliations
C. Shelton James (67) Class III Director	Director of CSPI since 1994; Principal, C. Shelton James Associates, a business consulting firm, from 1990 to present; President from 1993 until June 1998 and Director from 1993 until February 2000 of Fundamental Management Corporation; Director until March 2000 and Chief Executive Officer from August 1998 to March 1999 of Cyberguard Corp.; Director from August, 1998 to July 2002 and Chief Executive Officer from December 2001 to July 2002 of Technisource, Inc.; Chief Executive Officer and Chairman of the Board of Elcotel from May 1991 to February 2000; Director of DRS Technologies and Concurrent Computer Corporation.

Alexander R. Lupinetti (61) Class III Director	Director of CSPI since 1996; Chairman of the Board of Directors since January 1998; Chief Executive Officer and President of CSPI since October 1996; Director of Vertical Buyer, Inc. from February 2000 until March 2001.

Robert M. Williams (68) Class I Director	Director of CSPI since July 1998; from 1995 to his retirement in March 1999, served as Vice President for Asia, Africa and the Near East of International Executive Corps, a company that directs technology and business programs as a contractor for the US Foreign Aid Program; consultant to RM Williams Associations Technology from 1993 to 1995; Vice President of Worldwide Development, Industrial Sector Division for International Business Machines Corp., and served in various positions from 1963 to 1993.

Executive Officers

In addition to Mr. Lupinetti, the Company has two executive officers, who are listed below with information showing their ages and business affiliations.

Name and Age	Business Affiliations
Gary W. Levine (58)	Vice President of Finance and Chief Financial Officer of CSPI since September 1983; Controller of CSPI from May 1983 to September 1983.

William E. Bent, Jr. (50)	Vice President of CSPI and General Manager of MultiComputer Division since July 2000; Vice President of Engineering for MultiComputer Division from October 1999 to July 2000; Director of Engineering for MultiComputer Group from March 1996 to October 1999; Senior Technical Manager of Optronics, an Intergraph Division, from 1989 to March 1996.

Executive compensation

Summary compensation table.    The following table sets forth certain information about the compensation we paid or accrued with respect to our chief executive officer and our most highly compensated officers (other than our chief executive officer) who served as executive officers during fiscal 2006 and whose annual compensation exceeded $100,000 for fiscal 2006.

Other annual compensation in the form of perquisites and other personal benefits has been omitted as the aggregate amount of those perquisites and other personal benefits was less than $50,000 and constituted less than ten percent (10%) of the executive officers’ respective total annual salary and bonus.

SUMMARY COMPENSATION TABLE

	Year	Annual Compensation		Long Term Compensation
Name and Principal Position		Salary	Bonus	Securities Underlying Options	All Other Compensation
Alexander R. Lupinetti	2006	$341,936	$—	20,000	$64,741	(1)
Chairman, President and Chief	2005	$314,995	$146,475	40,000	$67,481	(2)
Executive Officer	2004	$310,520	$436,300		$64,363	(3)

Gary W. Levine	2006	$155,143	$—	4,000	$35,268	(4)
Vice President of Finance	2005	$155,581	$42,771	8,000	$37,238	(5)
and Chief Financial Officer	2004	$143,905	$127,546	—	$36,023	(6)

William Bent	2006	$253,721	$—	2,500	$3,707	(7)
Vice President and General Manager of	2005	$220,264	$49,694	5,000	$7,124	(7)
CSP MultiComputer Division	2004	$201,822	$49,011	2,000	$4,988	(7)

(1)	Consists of a $ 9,666 contribution by the Company to Mr. Lupinetti’s 401(k) plan and $55,075 for a split dollar life insurance policy for his benefit.

(2)	Consists of a $12,031 contribution by the Company to Mr. Lupinetti’s 401(k) plan and $55,450 for a split dollar life insurance policy for his benefit.

(3)	Consists of a $8,733 contribution by the Company to Mr. Lupinetti’s 401(k) plan and $55,630 for a split dollar life insurance policy for his benefit.

(4)	Consists of a $4,858 contribution by the Company to Mr. Levine’s 401(k) plan and $30,410 for a split dollar life insurance policy for his benefit.

(5)	Consists of a $6,743 contribution by the Company to Mr. Levine’s 401(k) plan and $30,495 for a split dollar life insurance policy for his benefit.

(6)	Consists of a $5,293 contribution by the Company to Mr. Levine’s 401(k) plan and $30,730 for a split dollar life insurance policy for his benefit.

(7)	Represents contributions by the Company to the officer’s 401(k) plan.

Option Grants Table.    The following table sets forth certain information about stock options granted during the fiscal year ended September 30, 2006 by the Company to the executive officers named in the Summary Compensation Table:

OPTIONS GRANTED IN LAST FISCAL YEAR

	Option Grants	% of Total Options Granted Employees in Fiscal Year	Exercise Price Per Share ($/SH)(1)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms (2)
Name					5%	10%
William Bent	2,500	5%	$6.50	1/17/16	$10,220	$25,898
Gary W. Levine	4,000	8%	$6.50	1/17/16	$16,351	$41,437
Alexander R. Lupinetti	20,000	42%	$6.50	1/17/16	$81,756	$207,187

(1)	Stock options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of the grant. The stock options expire ten years from the date of grant.

(2)	Amounts reported in these columns represent amounts that may be realized upon exercise. These values have not been and may never be realized. Actual gains, if any, will depend on the value of the common stock on the date of sale of the shares.

Fiscal Year-End Option Table.    The following table sets forth certain information regarding stock options held as of September 30, 2006 by the executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Alexander R. Lupinetti	32,060	$44,258	280,615	43,125	$955,227	$57,025
Gary W. Levine	295	$988	23,417	10,000	$73,866	$8,720
William Bent	—	$—	15,582	9,250	$53,951	$12,615

(1)	Value is based on the last sales price of our common stock ($8.68) on September 30, 2006, the last day of fiscal 2006 on which a trade in the common stock was reported by NASDAQ, less the applicable option exercise price. These values have not been and may never be realized. Actual gains, if any, will depend on the value of the common stock on the date of sale of the shares.

Employment contracts and termination of employment and change-in-control arrangements

We have an employment agreement with Mr. Lupinetti dated September 12, 1996, pursuant to which he became one of our directors and our Chief Executive Officer and President. Effective November 14, 2006, Mr. Lupinetti’s base salary under the agreement was increased to $340,000. Mr. Lupinetti is also eligible to receive a bonus based on the attainment of certain financial objectives. Mr. Lupinetti has received stock options periodically since his initial employment, and he currently holds stock options to acquire 316,500 shares of our common stock. These options vest quarterly over a period of four years from date of grant. However, if we are acquired by way of a sale of substantially all of our assets or by merger, the options will fully vest at the time of such acquisition. We also provide Mr. Lupinetti with an automobile. In the event that Mr. Lupinetti’s employment is terminated by us other than for cause (as defined), he will be entitled to 12 months of severance pay at his then effective monthly salary, plus the annual bonus and health benefits for the severance period. If there is a change in control (as defined) and Mr. Lupinetti’s employment is terminated or his services are no longer needed, then he will receive 24 months of severance pay at this then effective monthly salary, plus each year’s annual bonus and health benefits for the severance period.

Compensation of directors

During fiscal 2006, each non-employee director received a quarterly fee of $5,750 for being a director, a quarterly fee of $138 for each Board committee of which he is a member, and a fee of $550, plus expenses, for each Board meeting he attended. In addition, the chairman of the Audit Committee received a quarterly fee of $1,000 and the chairman of the Compensation Committee received a quarterly fee of $500. On November 14, 2006, the fee for attending each Board meeting was increased to $1,500, plus expenses.

Each non-employee director receives a grant of 200 unrestricted shares of our common stock annually as additional compensation. These shares cannot be sold for one year from the date of issuance. Each non-employee director also receives an annual non-discretionary grant of 2,500 stock options on the day after we release our first quarter earnings. These stock options have an exercise price per share equal to the fair market value of the common stock on the date of grant, have a term of three years and are fully vested and exercisable after six months. In fiscal 2006, we granted options to purchase an aggregate of 10,000 shares of our common stock to our non-employee directors, each with an exercise price of $7.15 per share.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Our only issued and outstanding class of voting securities is our common stock. Holders of common stock are entitled to one vote per share of such stock held by them of record at the close of business on March 12, 2007 upon each matter which may come before the Annual Meeting. At the close of business on March 12, 2007, there were 3,758,054 shares of common stock issued and outstanding.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 12, 2007 regarding each person known by us to own beneficially more than 5% of our common stock, each director and nominee for director of the Company, each executive officer named in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

Name	Shares Beneficially Owned (1)		Percent of Class (2)
Eliot Rose Asset Management, LLC and Gary S. Siperstein	657,474	(3)	15.8%
10 Webosset Street, Suite 401
Providence, RI 02903

Daniel Zeff	324,703	(4)	7.8%
C/O Daniel Zeff Holding Co.
50 California Street, Suite 1500
San Francisco, CA 94111

Sterling Capital Management	275,288	(5)	6.6%
William G. and Janice Lauber
12300 Old Tesson Road, Suite 100C
St. Louis, MO 63128

Julian DeMora	222,514	(6)	5.4%
P.O. Box 220139
Hollywood, FL 33022

Alexander R. Lupinetti	300,901	(7)	7.2%

Christopher J. Hall (*)	378,450	(8)	9.1%

C. Shelton James	11,600	(9)	* *

J. David Lyons (*)	10,343	(10)	* *

Robert M. Williams	10,100	(11)	* *

Gary W. Levine	32,172	(12)	* *

William Bent	17,973	(13)	* *

All directors and executive officers as a group (7 persons)	761,539	(14)	18.3%

*	Nominee for Director

**	Owns less than one percent

(1)	Except as otherwise noted, all persons and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the date of this proxy statement.

(2)	Computed pursuant to Rule 13d-3 under the Exchange Act.

(3)	Eliot Rose Asset Management, LLC and Gary S. Siperstein have filed a joint report on Schedule 13D dated January 12, 2006 in which Eliot Rose acts pursuant to a special arrangement as investment advisor to certain persons with respect to 657,474 shares of our common stock and has the right to receive, or the power to direct receipt of dividends from, or the power to direct receipt of proceeds from the sale of, the common stock purchased or held pursuant to such arrangement. Gary S. Siperstein is deemed to be the beneficial owner of the number of securities reflected in the table.

(4)	Daniel Zeff filed a 13G on February 13, 2007 in which it states that Daniel Zeff indirectly owns 324,703 shares in his capacity as the sole manager and member of Zeff Holding Co., LLP, which serves as the general partner of Zeff Capital Partner I, LP.

(5)	Sterling Capital Management Inc., William G. and Janice Lauber filed a joint report on Schedule 13G dated February 13, 2007 for 275,288 shares, in which it states that Sterling, as a registered investment advisor, owns 233,578 shares and has beneficial interest and discretion over and shared power to dispose of such shares. William G. Lauber, President of Sterling, owns 32,710 shares as an individual, and William G. and Janice Lauber jointly own 9,000 shares.

(6)	Mr. Julian Demora has furnished the Company with a report dated May 18, 2005, in which it states that Mr. Demora has direct ownership with respect to 222,514 shares of the Company’s common stock.

(7)	Represents 35,401 shares owned by Mr. Lupinetti as an individual and 265,500 shares obtainable upon exercise of stock options.

(8)	Includes 373,950 shares that Mr. Hall has sole voting and investment power with respect to. There are 22,200 shares owned by The Hemisphere Trust, a Belize company owned by Mr. Hall and 351,750 shares are owned by Mr. Hall as an individual. Mr. Hall has 4,500 shares obtainable upon exercise of stock options.

(9)	Includes 7,100 shares owned by Mr. James and 4,500 shares obtained upon exercise of stock options.

(10)	Includes 5,843 shares owned by Mr. Lyons and 4,500 shares obtainable upon exercise of stock options.

(11)	Includes 5,600 shares owned by Mr. Williams and 4,500 shares obtainable upon exercise of stock options.

(12)	Includes 25,050 shares obtainable upon exercise of stock options.

(13)	Includes 15,670 shares obtainable upon exercise of stock options.

(14)	Includes 342,521 shares obtainable upon exercise of stock options.

CORPORATE GOVERNANCE

We believe that good corporate governance and fair and ethical business practices are crucial not only to the proper operation of our company, but also to building and maintaining confidence in the integrity, reliability and transparency of the securities markets. We have kept abreast of the actions taken in the past few years by Congress, the SEC and NASDAQ to improve and enhance corporate governance, and we take our responsibilities in this area very seriously. This section explains some of the things we have done, or are considering, to improve the way we can run CSPI.

Code of ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 and NASDAQ rules, we have adopted a code of ethics that applies to all our executive officers, directors and employees, which is available on our website at www.cspi.com under the investor relations section. A copy of the code of ethics can also be obtained, without charge, by written request to Investor Relations, CSP Inc., 43 Manning Road, Billerica, Massachusetts 01821.

Board, committee and stockholder meetings

Our Board met four times during the fiscal year ended September 30, 2006. In addition, the Audit Committee met eight times, and each of the Compensation Committee and the Nominating Committee met once. During fiscal 2006, each director attended at least 75% of the meetings of the Board and of the committees of which he was a member.

It is our policy that all members of the Board attend the annual meeting of stockholders in person, although we recognize that our directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the Board on the same date as the annual meeting of stockholders. In 2006, all directors attended the annual meeting.

Independence

Board of Directors:    Rules and regulations of the SEC and NASDAQ require that a majority of our Board be “independent.” The Board has reviewed those rules and regulations and has determined that Messrs. Lyons, Hall, James and Williams are independent directors. As required by NASDAQ rules, the independent directors convene regularly scheduled meetings at which only independent directors are present.

Compensation Committee:    Our Compensation Committee is composed of Messrs. Lyons (chairman), James and Hall, each of whom is independent. This committee is charged with reviewing and approving executive officers’ compensation and administering our stock option plans. NASDAQ rules require that the compensation of the chief executive officer be determined, or recommended to the Board for its determination, by either a majority of independent directors or a wholly-independent Compensation Committee. NASDAQ rules prohibit a company’s CEO from being present during voting or deliberations with respect to his compensation. Compensation of all other executive officers is required to be determined in the same manner, except that the CEO is permitted to be present. Our Compensation Committee adopted a written charter, a current copy of which is available in the investor relations section (under corporate governance) of our web site at www.cspi.com.

Audit Committee:    Our Audit Committee consists of Messrs. James (chairman), Hall and Williams. Each of the members of the Audit Committee is independent as defined under the rules and regulations of the SEC and NASDAQ. The Board determined that the members of our Audit Committee are not only independent, but also are “financially literate” for purposes of NASDAQ rules (that is, able to read and understand financial statements). In addition, the Board has found that Mr. James qualifies as an “audit committee financial expert.” Mr. James was a CPA and worked in public accounting from l962 to 1965. He was chief financial officer of Systems & Engineering Laboratories in Ft. Lauderdale, Florida from 1969 to 1980, has served on numerous audit committees and currently serves on the audit committees of Concurrent Computers and DRS Technologies.

Our Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. The committee acts in an oversight capacity and relies on the work and assurances of both management, which has primary responsibilities for our financial statements, and our independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Audit Committee adopted a written charter, which was amended during fiscal 2003 in response to new regulatory requirements, including the Sarbanes-Oxley Act of 2002 and related rules and regulations proposed or issued by the SEC and NASDAQ. A copy of the charter is attached to this proxy statement as Exhibit A.

Nominating process

The members of the Nominating Committee are Messrs. Williams (chairman), James, Hall and Lyons, each of whom is an independent director under NASDAQ listing standards. The functions of our Nominating Committee include the following:

•	identify and recommend to the Board individuals qualified to serve as our directors;

•	recommend directors to serve on committees of the Board; and

•	advise the Board with respect to matters of Board composition and procedures.

Our Nominating Committee is governed by a charter, a current copy of which is available in the investor relations section (under corporate governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Secretary, 43 Manning Road, Billerica, Massachusetts 01821.

The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	the name of the stockholder and evidence of that person’s ownership of our stock, including the number of shares owned and the length of time of ownership; and

•

the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be one of our directors and the person’s consent to be named as a director if selected by the Nominating Committee.

Article III, Section 4 of our by-laws requires that the stockholder recommendation and information described above must be received by our secretary at our executive offices not less than 90 days before the annual meeting. Therefore, the deadline to submit a nominee for election to our Board will be October 9, 2007. The Nominating Committee did not receive any stockholder nominee recommendations for the 2007 Annual Meeting.

The Nominating Committee believes that the minimum qualifications for serving as one of our directors are that a nominee demonstrate significant accomplishment in his or her field, ability to make a meaningful contribution to the board’s oversight of our business affairs and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific knowledge, experience and skills, availability in light of other commitments, potential conflicts of interest and independence from our management and CSPI.

The Nominating Committee may use any number of methods to identify potential nominees, including personal, management, and industry contacts, recruiting firms and, as described above, candidates recommended by stockholders. The Nominating Committee did not engage any third-party recruiting firms to identify nominees in fiscal 2006.

Once a person has been identified by the Nominating Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the chairman or another member of the committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate, other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments, and may seek management input on the candidate. The committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

Stockholder communications

Our stockholders may communicate directly with the members of our Board or the individual chairman of the standing Board committees by writing directly to those individuals c/o CSP Inc. at the following address: 43 Manning Road, Billerica, Massachusetts 01821. Our policy is to forward, and not to intentionally screen, any mail received at our corporate office for an individual to that individual.

PROPOSAL TWO:

APPROVAL OF THE 2007 STOCK INCENTIVE PLAN

Reasons for the 2007 Plan

The Company’s 2007 Stock Incentive Plan, or 2007 Plan, which authorizes the grant of awards consisting of incentive stock options, non-statutory stock options, restricted stock and unrestricted stock, covers in the aggregate 250,000 shares of our common stock and was originally adopted by our Board on February 6, 2007. Of these 250,000 shares, up to 30,000 may be the subject of non-discretionary awards, described below, to directors who are not employees or officers of the Company (Eligible Directors). Eligible Directors may receive other grants or awards under the 2007 Plan as well.

We are proposing that stockholders approve the 2007 Plan so that we will be able to continue to grant stock options and restricted and unrestricted stock to our employees and other eligible persons after the last grants under our 2003 Stock Incentive Plan have been awarded. As of March 9, 2007, only 16,000 options remained available for grant under the 2003 Stock Incentive Plan. Approval of the 2007 Plan is being submitted to a vote of the stockholders because stockholder approval is required (1) to provide option holders with the opportunity for beneficial incentive stock option treatment under the Internal Revenue Code and (2) to satisfy applicable NASDAQ listing standards that, in general, require stockholder approval of equity plans.

In addition, we are subject to Section 162(m) of the Internal Revenue Code, which prohibits us from claiming a deduction on our federal income tax return for compensation in excess of $1 million paid in a given fiscal year to the chief executive officer and the four most highly compensated executive officers, other than the chief executive officer, at the end of that fiscal year. The $1 million limitation does not apply to “performance-based compensation.” Under applicable rules, options and awards granted under a stock incentive plan that has been approved by the stockholders of a publicly held corporation, and that meets other criteria, will qualify as “performance-based compensation” under Section 162(m). As part of the Section 162(m) requirements, the plan must state a maximum number of awards that a participant may receive in any one year; the 2007 Plan sets the limit at 50,000.

A copy of the 2007 Plan is attached to this proxy statement as Exhibit B.

Description of the 2007 Plan

Purpose

The purpose of the 2007 Plan is to provide additional incentive to present and future Directors, executives and key employees of, as well as consultants and advisers to, the Company and its subsidiaries by affording them an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of our common stock. By encouraging stock ownership by such persons, we seek to attract and retain persons of exceptional competence and seek to furnish an added incentive for them to increase their efforts on our behalf. Awards granted under the 2007 Plan may be “incentive stock options” as defined in Section 422 of the Code, non-statutory stock options, restricted stock or unrestricted stock.

Administration

The Compensation Committee (Committee), the members of which are appointed from time to time by the Board, will administer the 2007 Plan. All questions of interpretation and application of the 2007 Plan, of options granted or stock awards under the 2007 Plan and of the value of shares of common stock subject to an option or other award, are subject to the determination, which is final and binding, of a majority of the Committee. The Board (but not the Committee) may, in its discretion, modify, revise or terminate the 2007 Plan at any time, but the aggregate number of shares issuable under the 2007 Plan may not be increased (except in the event of certain changes in the Company’s capital structure) without the consent of the stockholders. In addition, unless approved by the stockholders, no amendment to the 2007 Plan will be effective if it would cause the plan to fail to satisfy the requirements of the Internal Revenue Code for incentive stock options. Unless terminated earlier by the Board, the 2007 Plan will terminate when all of the common stock with respect to which options may be granted under the 2007 Plan has been issued upon the exercise of such options. No options or awards of stock may be granted under the 2007 Plan after February 6, 2017.

Incentive and Non-Statutory Stock Option Awards

The 2007 Plan authorizes the grant of options for the purchase of authorized and unissued or treasury shares of common stock to employees (including officers, whether or not they are Directors, and Directors who are also employees) of the Company or any parent or subsidiary of the Company, as well as to Directors, consultants and advisers to the Company. Incentive stock options may be granted only to officers and other employees. Non-statutory options may be granted to officers and other employees, to members of the Board or the board of any subsidiary, and to other persons providing services to the Company or any subsidiary. No incentive stock option may be granted under the 2007 Plan to a greater than 10% stockholder, unless the purchase price per share is not less than 110% of the fair market value of the stock at the time such option is granted, and unless the option is not exercisable more than five years after the date it is granted.

The exercise price for each stock option or the share price of award of restricted stock is determined by the Committee. However, the exercise price of a stock option may not be less than 100% (110% in the case of an incentive stock option granted to a greater than 10% stockholder) of the fair market value of the common stock at the time the option is granted.

Payment of the exercise price may be made in cash or by check or, if the applicable stock option agreement so provides,

•

by delivery of issued and outstanding shares of common stock of the Company having a fair market value equal to or less than the option price of the shares being acquired, with the balance, if any, to be paid by cash or check. Common stock tendered in this fashion must have been purchased by the optionee on the open market or owned by the optionee for a period of six months and not then subject to any restriction (so-called “mature shares”);

•	by delivery of a recourse note by the optionee to the Company at a minimum rate of interest specified by the Plan;

•

so long as our common stock is publicly traded, by delivery to the Company of an exercise notice along with irrevocable instructions to a broker to deliver to the Company, by cash or check, payment of the exercise price (a so-called “broker assisted” or “cashless” exercise);

•

by reducing the number of option shares otherwise issuable by a number of shares having a fair market value equal to the aggregate exercise price, so long as the optionee holds an equal number of mature shares (a so-called “net exercise”); or

•	by any combination of these methods of payment.

Under the 2007 Plan, the aggregate fair market value (determined at the time the option is granted) of stock for which incentive stock options are exercisable for the first time by an employee during any calendar year (under all plans of the Company and any parent or subsidiary corporations of the Company) is limited to $100,000, but the total value of stock for which incentive stock options may be granted to an employee in a given year may exceed $100,000.

No option granted under the 2007 Plan may extend for a period exceeding ten years from the date of grant, and the Committee determines the rate at which an option may be exercised. No incentive stock option issued under the 2007 Plan may be transferred other than by will or the laws of descent and distribution, and each option is exercisable, during the optionee’s lifetime, only by the optionee.

Except in the case of death or retirement for reasons of age or disability, incentive stock options granted under the 2007 Plan will terminate 90 days (or such other period as the Committee shall specify) after termination of the optionee’s employment without cause and immediately upon termination of employment for cause, as defined in the 2007 Plan (although the Committee in its sole discretion may provide that options held by persons terminated for cause may be exercised for up to 30 days). Under the 2007 Plan, incentive stock options terminate one year (or such longer period as the Committee shall specify at any time) after the optionee’s death or disability while in the employ of the Company (or until expiration of the stated term, if earlier) or 90 days (or such longer period as the Committee shall specify at any time) after the optionee’s retirement (or until expiration of the stated term, if earlier). Non-statutory stock options terminate in accordance with their terms. Shares of common stock subject to an option (or the unexercised portion thereof) that expires or terminates under the 2007 Plan without being exercised may again be subject to an option under the 2007 Plan.

Under the 2007 Plan, the Committee may, in its discretion, specify upon the granting of an option that, as a condition of exercise, the optionee agrees that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities the optionee will not, for up to 180 days from the effective date of any registration of securities of the Company, sell or otherwise dispose of any shares issued pursuant to the exercise of such options without the prior written consent of the Company or such underwriters.

Non-Discretionary Stock Option Grants to Eligible Directors

Each year, on the day after we release our first quarter earnings, each Eligible Director will, without any action of the Board or the Committee, be granted a non-statutory option to purchase 2,500 shares of our common stock as partial payment for services to the Company as a Director. However, no such options will be granted until no options are available to be granted under the corresponding provisions of the Company’s 2003 Stock Incentive Plan. Options granted under this provision will be granted only to persons who are serving as Eligible Directors on the grant date. The purchase price per share of the common stock under each non-discretionary option will be equal to the fair market value of the common stock on the grant date. Each such option will expire on the third anniversary of the grant date and will not be exercisable until after the expiration of six months following the grant date, becoming fully exercisable at that time.

Restricted and Unrestricted Stock Awards

The Committee in its discretion may grant restricted stock awards to any eligible person, entitling the recipient to acquire, for a purchase price determined by the Committee, shares of stock subject to such restrictions and conditions as the Committee determines at the time of grant, including continued employment and/or achievement of pre-established performance goals and objectives. A participant who is granted such an award will have no rights with respect to the award unless he or she accepts the award within 60 days (or such shorter date as the Committee specifies) following the award date, by making payment to the Company of the specified purchase price of the shares covered by the award and by agreeing in writing to the terms and conditions applicable to the restricted stock, as the Committee determines.

After accepting the restricted stock award, a participant has all the rights of a shareholder with respect to the restricted stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights and subject to the other conditions contained in the agreement or instrument evidencing the award. Unless the Committee determines otherwise, certificates evidencing the shares of restricted stock remain in the possession of the Company until those shares are vested. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically permitted in the 2007 Plan. In the event of termination of employment by the Company for any reason, including resignation, death, disability, retirement or for cause, the Company will have the right, at the discretion of the Committee, to repurchase the shares of restricted stock that have not then vested at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant’s legal representative. The Company must exercise such right of repurchase or forfeiture within 90 days following the termination of employment.

The Committee at the time of grant will specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the restricted stock and the Company’s right of repurchase or forfeiture will lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed are no longer considered restricted stock and are considered “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, in general, amend conditions of the award.

The Committee in its discretion may grant or sell to any eligible person shares of our common stock free of any restrictions under the 2007 Plan at a purchase price determined by the Committee. Shares of unrestricted stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration. The right to receive unrestricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Non-Discretionary Unrestricted Stock Awards to Eligible Directors

Each year, on the day after we release our second quarter earnings, each Eligible Director will, without any action of the Board or the Committee, be granted an unrestricted stock award in the amount of 200 shares of our common stock, as partial payment for services to the Company as a Director. Awards granted under this provision will be granted only to persons who are serving as Eligible Directors on the grant date. Each Eligible Director who receives such an award agrees for a period of one year from the award date not to sell, make any short sale of, loan, grant any option for the purpose of, or otherwise dispose of any of the shares so issued, without the prior written consent of the Committee. No other 2007 Plan restrictions will apply to these awards. If the 2007 Plan is not approved at the Annual Meeting, the current practice of issuing 200 shares of our common stock per year to Eligible Directors as partial compensation for their services will no longer be in effect.

Federal Income Tax Matters

Incentive and Non-Statutory Stock Options

The grantee of a non-statutory option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of such an option, the difference between the exercise price and the fair market value of the shares purchased under the option at the time of such purchase will be recognized by the option holder in the year of exercise as ordinary income, and the fair market value of the shares on the date of exercise will be the tax basis thereof for computing gain or loss on any subsequent sale. The Company may reduce its taxable income by an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a non-statutory option.

Except as provided below with respect to the alternative minimum tax (AMT), there is no tax upon exercise of an incentive stock option. If no disposition of shares acquired upon exercise of an incentive stock option is made by the optionee within two years of the date of grant or within one year after exercise of the option, any gain realized by the optionee on the subsequent sale of such shares is treated for federal income tax purposes as a capital gain. The price paid for the shares purchased upon the exercise of the option will be the tax basis for computing any gain. If the shares are sold prior to the expiration of such periods (a “disqualifying disposition”), the difference between the lesser of the value of the stock at the date of exercise or the date of sale and the exercise price of the stock is treated as compensation taxable to the grantee as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares were held for more than one year).

The amount by which the fair market value of shares exceeds the option price at the time of exercise of an incentive stock option will constitute an item of tax preference for purposes of computing the AMT. Taxpayers who incur the AMT are allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer’s regular tax liability in a later year; however, the AMT credit cannot reduce the regular tax below the AMT for that carryover year.

The Company does not withhold any tax in connection with the grant or exercise of an incentive stock option and, in the usual circumstances, the Company is not entitled to any tax deduction in connection with the grant or exercise of an incentive stock option. However, if the grantee incurs a disqualifying disposition, the Company will be entitled to a deduction equal to the amount recognized by the grantee as ordinary income.

Restricted and Unrestricted Stock Awards

The grantee of a restricted stock award recognizes no income for federal income tax purposes on the grant thereof. Furthermore, a grantee of a restricted stock award recognizes no income for federal income tax purposes upon the receipt of common stock pursuant to that award, unless, as described below, he otherwise elects. Instead, the grantee will recognize ordinary income, and the Company will be entitled to a corresponding tax deduction, in an amount equal to the fair market value of the common stock acquired pursuant to the restricted stock award on the date that it is no longer subject to a substantial risk of forfeiture less the amount, if any, the grantee paid for such stock. Such fair market value becomes the basis for the underlying shares and will be used in computing any capital gain or loss upon the disposition of such shares. Such capital gain will be long-term capital gain if the grantee held the common stock acquired pursuant to the restricted stock award for more than one year after the date on which the shares are no longer subject to a substantial risk of forfeiture, and short-term capital gain if the recipient held the common stock acquired pursuant to the restricted stock award for one year or less after the date on which the shares are no longer subject to a substantial risk of forfeiture.

Alternatively, the grantee of a restricted stock award may elect, pursuant to Section 83(b) of the Code, within 30 days of the acquisition of common stock pursuant to the restricted stock award, to include in gross income as ordinary income for the year in which the common stock is received, the fair market value of the common stock on the date it is received less the amount, if any, the grantee paid for such stock, determined without regard to any restriction other than a restriction which by its terms will never lapse. The Company will be entitled to a corresponding tax deduction. Such fair market value will become the basis for the shares and will be used in determining any capital gain or loss upon the disposition of such shares. The proceeds of a disposition of common stock acquired pursuant to a restricted stock award will be taxable as capital gain to the extent that the proceeds exceed the grantee’s basis in such shares. This capital gain will be long-term capital gain if the disposition is more than one year after the date the common stock is received, and short-term capital gain if the disposition is one year or less after the date of receipt. In the event that the common stock acquired pursuant to a restricted stock award is forfeited after the grantee has made an election pursuant to Section 83(b), the grantee will not be entitled to a deduction for taxes paid. Grantees of restricted stock awards who wish to make an election pursuant to Section 83(b) of the Code should consult their own tax advisors.

The grantee of an unrestricted stock award will recognize as ordinary income the difference between the fair market value of the common stock granted pursuant to an unrestricted stock award less the amount, if any, the grantee paid for such stock in the taxable year the grantee receives such common stock. The grantee’s basis in any common stock received pursuant to the grant of an unrestricted stock award will be equal to the fair market value of the common stock on the date of receipt of the common stock. Any gain realized by the grantee of an unrestricted stock award upon a subsequent disposition of such common stock will be treated as long-term capital gain if the recipient held the shares for more than one year, and short-term capital gain if the recipient held the shares for one year or less.

Other Information

The 2007 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974. As of March 22, 2007, no awards had been granted under the 2007 Plan, and there are no plans or arrangements to make such awards other than the non-discretionary awards to Eligible Directors discussed above. Based on the closing price per share of the Company’s common stock as reported on NASDAQ at that date, the total market value of the 250,000 shares issuable under the 2007 Plan was $ 2,350,000.

If the 2007 Plan is approved by the stockholders, the Company intends to file a registration statement under the Securities Act of 1933 covering the 250,000 shares thus authorized. The Board has not determined what action it will take in the event that the stockholders do not approve the 2007 Plan.

The Board recommends that you vote FOR the proposal to approve and adopt the 2007 Stock Incentive Plan described in this proxy statement.

Equity Compensation Plan Information

The following table sets forth additional information as of September 30, 2006 about shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, indicating which plans were approved by our stockholders and which plans or arrangements were not submitted to the stockholders for approval.

The equity compensation plans approved by our stockholders are our 1991 Incentive Stock Option Plan, 1997 Incentive Stock Option Plan, 1997 Employee Stock Purchase Plan and 2003 Stock Incentive Plan. The equity compensation plan not approved by our stockholders is a stock option for employees of our subsidiary, MODCOMP, Inc. These stock options were granted at the fair market value of our common stock on the date of grant, have a term of ten years and vest at the rate of 25% a year starting one year from the date of grant.

	(a)	(b)	(c)
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)).
Equity compensation plans approved by security holders:	456,552	$5.76	244,888	(1)
Equity compensation plans not approved by security holders:	58,750	$2.70	—
Total	515,302	$5.41	244,888

(1)	Includes 189,888 shares of common stock reserved for issuance under the 1997 Employee Stock Purchase Plan and 55,000 shares available for other equity awards.

Performance Graph

The following Performance Graph compares the performance of the Company’s cumulative stockholder return with that of a broad market index (The Russell 2000 Index) and a published industry index (the NASDAQ Computer & Data Processing Index) [CONFIRM] for each of the most recent five fiscal years. The cumulative stockholder return for shares of our common stock and each of the indices is calculated assuming that $100 was invested on August 31, 2001. We paid no cash dividends during the periods shown. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

Report of the Compensation Committee

Compensation policy

Our compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based both on the Company’s performance and on individual goals established for each of the executives for the fiscal year. We also utilize long term incentives based on stock options. The Compensation Committee reviews all three components annually in an effort to ensure that salaries remain competitive, bonuses reward performance and stock options provide continued incentive.

Salaries for executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in our industry. We establish and review salaries annually. We also review various industry salary surveys in establishing each year’s new compensation. Each executive has a performance review prepared by the chief executive officer. During this review, the officer’s performance over the prior year is assessed and goals are established for the next year. This information is communicated to us and, based on this review and salary surveys, we set the annual salary for the executive for the next year.

Executive officers and key management employees participate in the bonus plan. Payments under the plan are contingent on the Company meeting its sales and net earnings objectives for the fiscal year. Based on the extent to which we achieve those objectives, each participant other than the chief executive officer receives an executive bonus of up to 30%, and the chief executive officer receives up to 50% of his regular annual salary if we meet the revenue and profit goals. If we exceed the sales and profit goals, the bonus percentage increases. Our committee reviews both the individual and company goals annually. In fiscal 2006, no executive bonuses were earned by Messrs. Bent, Levine and Lupinetti.

From time to time we grant stock options to some or all of our executives and key employees as a means of creating a long-term incentive and benefit. Such stock options are generally granted at the fair market value of shares of common stock on the date of grant. Thus, no benefit will accrue to the executive or key employee from the stock option grant until the common stock appreciates. This creates a long-term goal for appreciation of the common stock, which coincides with the interests of the stockholders.

Chief Executive Officer Compensation

We have an employment agreement with Mr. Lupinetti dated September 12, 1996, under which Mr. Lupinetti became one of our directors and our Chief Executive Officer and President effective October 1, 1996. Under the terms of Mr. Lupinetti’s contract, if we are acquired by way of a sale of substantially all of our assets or by merger, all of his stock options will fully vest at the time of such acquisition. We also provide Mr. Lupinetti with an automobile. If Mr. Lupinetti’s employment were to be terminated by the Company other than for cause (as defined), Mr. Lupinetti would be entitled to 12 months of severance pay at his then effective annual salary per month and plus annual bonus pay and health benefits, and if there were a change in control (as defined), Mr. Lupinetti would receive 24 months of severance pay, bonus and health benefits.

The Compensation Committee acknowledged Mr. Lupinetti’s leadership in driving the significant progress we have achieved through the implementation of his corporate strategy, which has resulted in three years of profitability after three difficult years. We also noted that he had accomplished the following during fiscal 2006: (1) continued growth in revenue and continued profitability, (2) the Company won the largest contract in CSPI history from Raytheon Co. for approximately $18 million, and (3) continued cost and expense monitoring, and further development of his management staff. The past six years have been a challenging period for the high tech industry, and the implementation of the strategies developed by Mr. Lupinetti has generated profits for the past three years and resulted in our successful repositioning.

Mr. Lupinetti participates in the executive bonus plan. Payments under the plan are contingent upon the Company meeting the sales and net earnings objective for the year. For fiscal year 2006, Mr. Lupinetti did not receive a bonus because the Company did not meet our earnings targets. We are optimistic that fiscal 2007 results, including the Raytheon contract, may result in the resumption of bonus payments, although there is no assurance that this will occur.

We increased Mr. Lupinetti’s base compensation on November 14, 2006 from $321,000 to $340,000. Mr. Lupinetti has 323,740 stock options as of September 30, 2006, all granted at the fair market value of the stock on the date of the grant. Mr. Lupinetti was granted 16,000 stock options on February 21, 2007 at $9.30 per share, which was the fair market value of the stock that day.

COMPENSATION COMMITTEE

J. David Lyons

C. Shelton James

Christopher J. Hall

Compensation Committee Interlocks and Insider Participation

Messrs. Lyons, James and Hall served on our Compensation Committee during fiscal 2006. Persons serving on our Compensation Committee had no relationships with us other than their relationship to us as directors entitled to the receipt of standard compensation as directors and members of certain committees of our Board and their relationship to us as stockholders. No person serving on our Compensation Committee or on our Board is an executive officer of another entity for which one of our executive officers serves on the board of directors or on that entity’s compensation committee.

Report of the Audit Committee of the Board of Directors

The following report of the Audit Committee should not be deemed to be “soliciting material” or to be “filed” with the SEC, nor should this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such a filing.

The committee believes that a candid, substantive and focused dialogue with the independent auditors is fundamental to the committee’s oversight responsibilities. In support of this view, our committee periodically meets separately with the independent auditors, without management present. In the course of its discussion in these meetings, our committee addresses a number of questions intended to bring to light any area of potential concern related to our financial reporting and internal controls. These questions include:

•

Whether there were any significant accounting judgments, estimates or adjustments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements.

•

Whether the auditors have concluded that, based on the auditors’ experience and their knowledge of CSPI, our financial statements fairly present to the investor, with clarity and completeness, our financial position and performance for each reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements.

•	Whether the auditors have concluded that, based on their experience and knowledge of CSPI, we have implemented internal controls and internal audit procedures that are appropriate for the Company.

Our committee recommended the engagement of KPMG as our independent auditors for fiscal year 2006 and reviewed with the independent auditors their respective overall audit scope and plans. In reaching its recommendation, the committee considered the qualifications of KPMG and discussed with KPMG their independence, including a review of the audit and non-audit services provided by them to the Company. The committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and by the Sarbanes-Oxley Act of 2002. The committee received and discussed with the independent auditors their written report required by the Independence Standards Board Standard No. 1, as may be modified or supplemented.

Management has reviewed the audited financial statements for fiscal 2006 with our committee, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the committee asked a number of follow-up questions of management and the independent auditors to help give the committee comfort in connection with its review.

In reliance on the review and discussion referred to above, the committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the SEC, and our Board has accepted this recommendation.

AUDIT COMMITTEE

C. Shelton James, Chairman

Christopher J. Hall

Robert Williams

Independent Auditor Fees

The following is a summary of the fees billed to us by KPMG for professional services rendered for the fiscal years ended September 30, 2006 and September 30, 2005:

Fee Category	Fiscal 2006 Fees	Fiscal 2005 Fees
Audit Fees	$1,481,514	$818,137
Audit-Related Fees	—	—
Tax Fees	$38,785	$129,800
All Other Fees	—	—

Total Fees	$1,520,299	$947,937

Audit fees:    Audit fees represent fees for professional services performed by our independent auditor for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related fees:    Audit-related fees represent fees for assurance and related attestation services performed by our independent auditor that are reasonably related to the performance of the audit or review of our financial statements.

Tax fees:    Tax fees represent fees billed for professional services performed by our independent auditor with respect to corporate tax compliance, tax advice and tax planning.

All other fees:    All other fees represent fees billed for products and services provided by our independent auditor, other than those disclosed above.

The Audit Committee considered and determined that the provision of non-audit services provided by KPMG is compatible with maintaining the auditors’ independence.

Pre-approval policies and procedures

At present, our Audit Committee approves each engagement for audit and non-audit services before we engage our accountants to provide those services.

Our Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage our accountants to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services. None of the services provided by KPMG for 2006 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

Change in Independent Public Accountants

On March 15, 2007, the Company dismissed KPMG as its principal accountants.

The decision to change principal accountants was approved by the Audit Committee. On March 15, 2007, the Company selected McGladrey & Pullen LLP (“McGladrey”) as its new principal accountants, subject to the execution of a definitive engagement letter. The selection of McGladrey was also approved by the Company’s Audit Committee.

Neither the Company nor anyone else on its behalf has consulted with McGladrey during the Company’s two most recent fiscal years or the subsequent interim period prior to McGladrey’s selection as the Company’s principal accountant regarding the matters or events set forth and described in Item 304(a) (2) (i) and (ii) of Regulation S-K.

KPMG’s report dated February 20, 2007 on the financial statements of the Company as of and for the fiscal years ended September 30, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles, except that their report included an additional paragraph regarding adoption by the Company of the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” on October 1, 2005. KPMG’s report dated January 13, 2006 (except for Note 2, which is as of March 15, 2006) on the financial statements of the Company as of and for the fiscal years ended September 30, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles, except that their report included an additional paragraph noting that the accompanying consolidated balance sheet and statement of cash flows as of and for the year ended September 30, 2004 were restated as discussed in Note 2 to the consolidated financial statements. The Company filed Current Reports on Form 8-K, Item 4.02 on February 10, 2006 and March 16, 2006 to report on the matters referred to in Note 2.

During the Company’s two most recent fiscal years ended September 30, 2006 and 2005 and the subsequent interim period through March 15, 2007, there were no “disagreements” with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure within the meaning of Item 304(a)(1)(iv) of Regulation S-K.

During the Company’s two most recent fiscal years ended September 30, 2006 and 2005 and the subsequent interim period through March 15, 2007, there were no “reportable events” as described in Items 304(a)(1)(v)(A),(B),(C) and (D) of Regulation S-K, except as follows:

In connection with its audit of the Company’s financial statements for the year ended September 30, 2005, KPMG advised the Audit Committee by letter dated March 15, 2006, that it noted certain matters involving internal control and its operation that it considered to be material weaknesses in internal control described in the next sentence. The Company did not have adequate staffing in its finance group with the appropriate level of experience to effectively control and manage the increased complexities resulting from applying and adhering to United States generally accepted accounting principles and Securities and Exchange Commission and Public Company Accounting Oversight Board (United States) (“PCAOB”) financial reporting and disclosure requirements.

In connection with its audit of the Company’s financial statements for the year ended September 30, 2006, KPMG advised the Audit Committee by letter dated February 20, 2007, that it noted certain matters involving internal control and its operation that it considered to be material weaknesses in internal control as follows:

•

The Modcomp S&S Division, experienced difficulties at the end of the fourth quarter with respect to revenue recognition, accounts payable and the related period end cutoff. These problems stem from the increasing volume of transactions and the decentralized nature of the procurement and fulfillment cycles. Despite the augmentation of staffing at that location in 2005, the increased transaction volume has continued to overburden the accounting staff. This situation, coupled with insufficient review controls, led to errors in determining accurate cut off for revenue and cost of sales at the end of the fourth quarter.

•

In the corporate financial reporting process, the calculation of the tax provision and related deferred assets and liabilities at the end of the fourth quarter also contributed to the delay in issuing the 2006 financial statements. The manual nature of this process as well as the complexity of the issues involved in the determination of the provision, the deferred assets and liabilities, as well as the evaluation of the proper reserve to record against deferred assets has taken longer than in prior periods.

The Company authorized KPMG to respond fully to the inquiries of the successor accountant concerning the subject matter of the material weaknesses in internal control cited by KPMG.

The Company has provided KPMG with a copy of the disclosures it is making in this report and has requested KPMG to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this report and, if not, stating the respects in which it does not agree. A copy of that letter is filed with this report as Exhibit 99.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities (our common stock), to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, 5 and amendments thereto furnished to the Company during fiscal 2006, and written representations that Form 5 was required and duly filed with the commission, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% shareholders were fulfilled in a timely manner.

SOLICITATION

No person is paying compensation in connection with this solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of our common stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain circumstances, be made personally or by telephone by directors, officers and certain of our employees, or by American Stock Transfer & Trust Company, our transfer agent. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by CSPI.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

In order for a proposal of one of our stockholders to be considered for inclusion in our proxy statement and proxy card for our 2008 Annual Meeting of Stockholders, the proposal must comply with SEC Rule 14a-8 and any other applicable rules and must be submitted to our secretary at our executive offices located at 43 Manning Road, Billerica, Massachusetts 01821 at least 120 days prior to the anniversary date of the mailing of this proxy statement. This proxy statement was mailed on or about March 30, 2007, so the date by which proposals must be received under Rule 14a-8 will be November 29, 2008.

Article II, Section 5 of our by-laws requires that a stockholder who wishes to bring an item of business before the annual meeting of stockholders, but does not wish to have a proposal considered for inclusion in our proxy statement, must provide written notice of such item of business to our secretary at our executive offices not less than 90 days before the date of such meeting. Therefore, the deadline for submission of notice will be October 9, 2007.

MISCELLANEOUS

Our Board does not know of any other matter which may come before the 2007 Annual Meeting. No stockholder proposals or stockholder nominees for director were submitted timely to the Company.

EXHIBIT A

CSP Inc.

Charter for the Audit Committee of the Board of Directors

The board of directors of CSP Inc., a Massachusetts corporation (the “Company”), has appointed an audit committee of the board of directors. This charter states the authority and responsibilities of the audit committee.

1. Purpose. The purpose of the audit committee is to assist the board in fulfilling its oversight responsibilities relating to (a) the quality and integrity of the Company’s financial statements and other financial reports, (b) the Company’s system of internal accounting controls, (c) the performance of the Company’s internal and independent auditors and (d) the Company’s compliance with legal and regulatory requirements. The audit committee shall also perform such other duties as the board of directors shall delegate to it or as otherwise required by law or the Company’s charter or by-laws.

2. Membership; Appointment; Qualifications. The audit committee shall consist of at least three members of the board of directors. The members of the audit committee shall be appointed by, and serve at the discretion of, the board of directors. In selecting the members of the audit committee, the board shall endeavor to ensure that each member of the audit committee satisfies the applicable independence, financial literacy and other requirements of the Nasdaq Stock Market, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any related rules and regulations. The board shall endeavor to appoint at least one member of the audit committee who shall qualify as a financial expert within the meaning of the Exchange Act.

3. Commitment to the Company. No member of the audit committee shall simultaneously serve on the audit committee of more than two other public companies unless the board shall determine that such service would not impair the ability of the director to serve effectively on the Company’s audit committee.

4. Subcommittees. To the extent permitted by law, the audit committee shall have the authority to delegate its authority to any subcommittee of the audit committee, which may consist of one or more members of the audit committee. [Any member of the audit committee shall have the authority to pre-approve the provision of any audit service to the Company by the Company’s independent auditor, but the provision of any non-audit service to the Company by the Company’s independent auditor shall require the pre-approval of at least two members of the audit committee. If any subcommittee shall pre-approve any audit or non-audit service by the Company’s independent auditor, the subcommittee shall report such pre-approval to the audit committee at its next scheduled meeting.]

5. Chairperson. The board of directors may appoint a chairperson of the audit committee, who shall serve at the discretion of the board. If the board shall not have appointed a chairperson, the audit committee may appoint one of its number to serve as chairperson, who shall serve at the discretion of the audit committee. The chairperson shall preside at all meetings of the audit committee and shall have such other powers and responsibilities as the board or the committee shall designate.

6. Meetings; Minutes. The audit committee shall meet as often as it determines, but not less frequently than quarterly. The audit committee shall have the authority to require any officer, employee or agent of the Company or representatives of the Company’s outside counsel or independent auditor to attend any meeting or otherwise to meet with members of the committee or its agents. [At each meeting at which representatives of the Company’s independent auditor are present, the audit committee shall meet with such representatives without management present. The audit committee shall periodically meet separately with the Company’s internal auditors or other persons responsible for the Company’s internal audit function.]

The audit committee is authorized to adopt its own rules of procedure, including the formalities of calling, noticing and holding meetings and for the taking of action by vote at any such meeting or by unanimous written consent of the members of the committee. Unless and until any such procedures are adopted by the audit committee, the procedures with respect to calling, noticing and holding meetings of the audit committee and conducting business of the audit committee shall be the same as those provided in the by-laws of the Company with respect to calling, noticing and holding meetings of and taking action by the board of directors.

The audit committee shall maintain written minutes of its meetings. The minutes shall be filed with the minutes of the meetings of the board of directors.

7. Delegation of Authority. By adoption of this charter, the board of directors has delegated to the audit committee all corporate authority necessary or advisable to fulfill its obligations under this charter.

8. Reports to the Board of Directors. The audit committee shall make regular reports to the board of directors regarding its activities in such manner as the chairperson or, in the absence of a chairperson, another member of the audit committee, shall deem appropriate. In particular, the audit committee shall report to the board of directors the results of its evaluation of the qualifications, performance and independence of the Company’s independent auditor.

9. Compensation; Ongoing Independence. The board of directors shall determine from time to time whether the members of the audit committee shall receive special compensation for their service on the audit committee. Such compensation may take the form of cash, stock, stock options or other in-kind consideration ordinarily available to directors. To maintain the independence of the audit committee, no member of the committee shall, except to the extent permitted by the Securities and Exchange Commission (the “SEC”) and the applicable rules of the Nasdaq Stock Market, (a) directly or indirectly1 accept any consulting, advisory or other compensatory fee from the Company (including any fee paid to the director’s firm for consulting or advisory services, even if the director is not the actual service provider), other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee of the Company or any direct or indirect consolidated majority-controlled subsidiary or (b) be an affiliated person of the Company.

10. Authority over Independent Auditor. For purposes of this charter, the Company’s “independent auditor” is the accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work.2 The audit committee shall have the sole authority to retain and terminate the services of the Company’s independent auditor (subject to ratification by stockholders, if required by law, in which case the audit committee shall have the sole responsibility for recommending or nominating the independent auditor to stockholders). The independent auditor shall report directly to the audit committee. The audit committee shall be directly responsible for the compensation and oversight of the work of the Company’s independent auditor, including approval of all audit engagement fees and terms and the resolution of disagreements between management and the independent auditor regarding financial reporting.

(a)	Pre-approval of All Services. The audit committee shall pre-approve all audit, review and attestation engagements (including the provision of comfort letters in connection with any securities offering, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC) required under the securities laws. The audit committee shall pre-approve all permitted non-audit services provided by the Company’s independent auditor; provided, however, that the audit committee need not pre-approve any permitted non-audit service if either (1)(A) the engagement to render the service is entered into pursuant to pre-approval policies and procedures established by the audit committee and (B) the audit committee is informed of such service in accordance with such policies

[1]

“Indirect” acceptance of a fee includes acceptance by a spouse, minor child or child sharing a home with the director or by any entity in which the director is a partner, member or principal or occupies a similar position and which provides accounting, consulting, legal, investment banking, financial or other advisory services or any similar services to the Company.

[2]

If the Company employs more than one accounting firm to perform work related to the issuance of an audit report or to perform other audit, review or attestation services, the provisions of this charter relating to the appointment, compensation, retention, oversight and independence of the Company’s independent auditor shall apply to each such other accounting firm.

and procedures, or (2) the non-audit service meets the de minimus exception under Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(ii)(C) of Regulation S-X.

(b)	Evaluation of Independent Auditor. The audit committee shall annually review the qualifications and performance of the independent auditor, including senior members of the independent auditor’s team. The audit committee shall at least annually obtain and review a report from the independent auditor describing (1) the independent auditor’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding any independent audit carried out by the independent auditor, (3) any steps taken to address any those issues, and (4) all relationships between the independent auditor and the Company.

(c)	Evaluation of Independence. To ensure the independence of the Company’s independent auditor, the audit committee shall evaluate such independence at least annually. In conducting such evaluation, the audit committee shall consider (1) any statement of independence provided by the independent auditor, (2) whether the independent auditor provided any services beyond the audit and review of the Company’s financial statements and, if so, whether those services were compatible with maintaining its independence, (3) the amount of fees paid to the independent auditor for audit and non-audit services, (4) the duration of the independent auditor’s service to the Company, including the advisability of regular rotation of the Company’s independent auditor, and (5) whether any partner who is a member of the audit engagement team earns or receives any compensation based on the performance of, or procuring of, engagements with the Company to provide any products or services other than audit, review and attestation services.

(d)	Rotation of Personnel. The audit committee shall ensure that the Company’s independent auditor shall rotate the partners on its audit engagement team in accordance with Section 10A(j) of the Exchange Act and Rule 2-01(c)(6) of Regulation S-X.

(e)	Conflicts of Interest. The audit committee shall set clear policies for the hiring of current and former employees of the Company’s independent auditor who participated in any capacity in the audit of the Company’s financial statements. The audit committee shall discuss with the Company’s independent auditor its compliance with the conflicts of interest requirements of Section 10A(l) of the Exchange Act (prohibiting the auditor, in certain circumstances, from providing any audit service to the Company if certain officers of the Company were previously employed by the auditor).

11. Annual Report to Stockholders; Other Disclosures. The audit committee shall prepare an annual report to stockholders for inclusion in the Company’s proxy statement relating to the annual meeting of stockholders. The audit committee shall review all other disclosures regarding the audit committee and the performance of its duties to be included in such proxy statement or in any other document or report to be filed with the SEC, including any description of the policies and procedures adopted by the audit committee for the pre-approval of [audit and] non-audit services pursuant to Section 10(a) and the allocation of fees for non-audit services according to the method of approval under Section 10(a).

12. Authority to Engage Advisors. The audit committee shall have the authority to retain, at the Company’s expense and without further approval from the board, independent counsel (who may be counsel to the Company), accountants and other advisors, as it determines to be necessary or appropriate to carry out its duties.

13. Review of Financial Disclosures. The audit committee shall have the responsibility to review and discuss with management and the Company’s independent auditor the Company’s financial statements and other financial disclosures. In particular, the audit committee shall, to the extent it deems necessary or appropriate:

(a)	review and discuss with management and the Company’s independent auditor:

(1)	the performance and qualifications of the Company’s financial personnel;

(2)	the responsibilities, budget and staffing of the Company’s accounting and financial reporting function[, including its internal audit function];

(3)	the development, selection and disclosure of any critical accounting estimates;

(4)	the selection, application and disclosure of any critical accounting policies;

(5)	the use and disclosure of any off-balance sheet arrangements;

(6)	accounting considerations arising from changes in generally accepted accounting principles (“GAAP”), the Company’s operations or regulatory initiatives;

(7)	the independent auditor’s judgment about the quality, not just the acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements;

(8)	all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and any material weaknesses in internal controls;

(9)	the independent auditor’s recommendations for improvement of the Company’s internal controls and procedures for financial reporting, particularly controls designed to expose related party transactions and payments, transactions or procedures that might be deemed illegal or improper;

(10)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

(11)	significant financial or legal risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s guidelines and policies with respect to risk assessment and risk management.

(b)	before the filing of the audit report by the Company’s independent auditor with the SEC, review and discuss any reports from the independent auditor regarding:

(1)	all critical accounting policies and practices, including the reasons why policies are critical, how current and anticipated future events impact those determinations, an assessment of management’s disclosures and any significant modifications proposed by the independent auditor that were not included;

(2)	all alternative treatments of financial information within GAAP that have been discussed with management (as to both general accounting policies and the accounting for specific transactions), the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Company’s independent auditor, as well as the reasons for selecting the chosen accounting treatment and whether the chosen accounting treatment complies with existing corporate accounting policies and, if not, why not;

(3)	other material written communications between management and the Company’s independent auditor, such as any schedule of unadjusted differences, management letter, engagement letter, independence letter, management representation letter, report on observations and recommendations on internal controls, or schedule of material adjustments and reclassifications proposed (including a list of any not recorded); and

(4)	illegal acts that may be required to be reported under Section 10A(b) of the Exchange Act;

(c)	discuss with management and the Company’s independent auditor the Company’s earnings press releases, including the use of any non-GAAP financial measures, as well as financial information and earnings guidance provided to investors, analysts and ratings agencies, which discussion may be limited to the types of information to be disclosed and the type of presentation to be made rather than a discussion of specific disclosures to be made in each earnings press release;

(d)	review and discuss with management and the Company’s independent auditor the annual audited financial statements and quarterly financial statements, including the results of any audit or review of those financial statements and the disclosures in management’s discussion and analysis of the Company’s financial condition and results of operations;

(e)	review the disclosure in the Company’s periodic reports of the audit committee’s approval of any non-audit service pursuant to Section 10A(i)(2) of the Exchange Act;

(f)	review reports received from government agencies or third parties concerning legal, regulatory or other matters that might have a material effect on the financial statements or compliance policies of the Company; and

(g)	review and discuss with the Company’s legal counsel any legal matters that could have a significant impact on the financial statements or compliance policies of the Company.

14. Audit of Annual Financial Statements. In connection with the audit of the Company’s annual financial statements, the audit committee shall:

(a)	review and discuss with management and the Company’s independent auditor the scope, planning and staffing of the audit engagement;

(b)	discuss with the Company’s independent auditor its significant findings and recommendations resulting from the audit, including any audit problems or difficulties, as well as management’s response, which discussion should cover (1) any restrictions on the scope of the independent auditor’s activities or access to information, (2) any disagreements with management, (3) any accounting adjustments proposed by the independent auditor and rejected by management, (4) any communications with the independent auditor’s national office regarding auditing or accounting issues presented by the engagement, and (5) any management or internal control letter issued or proposed to be issued by the independent auditor to the Company;

(c)	review and discuss with management and the Company’s independent auditor the audited financial statements;

(d)	review and discuss with the Company’s independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented;

(e)	(1) discuss with the Company’s independent auditor the independent auditor’s independence, (2) ensure that it receives the written disclosures and the letter from the Company’s independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, (3) actively engage in a dialogue with the Company’s independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and (4) take, or recommend that the board of directors take, appropriate action to oversee the independence of the auditor; and

(f)	based on the foregoing reviews and discussions, recommend to the board of directors whether or not to include the Company’s audited financial statements in the Company’s annual report on Form 10-K for filing with the SEC.

15. Approval of Related-Party Transactions. The audit committee shall have the sole authority to approve transactions that may involve actual or apparent conflicts of interest[, as that term is defined in the Company’s code of ethics].

16. Qualified Legal Compliance Committee. [Reserved.]

17. Procedures for Complaints. The audit committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18. Conduct of Investigations. The audit committee shall have the authority to conduct or authorize investigations, at the Company’s expense, into any matter within the audit committee’s scope of responsibility.

19. Limitation on Audit Committee Responsibility. In adopting this charter, the board of directors acknowledges that it is not the responsibility of the audit committee to prepare the Company’s financial statements, plan or conduct audits of those financial statements, or determine whether those financial statements are complete and accurate and conform to GAAP and applicable rules and regulations. These tasks are the responsibility of management and the Company’s independent auditor.

20. Annual Performance Evaluation. The audit committee shall at least annually evaluate its own performance. In particular, the audit committee shall review:

(a)	major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues regarding the adequacy of the Company’s internal controls for financial reporting and any special audit steps adopted in light of material control deficiencies;

(b)	analyses prepared by management and/or the Company’s independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(c)	the effect of regulatory and accounting initiatives, as well as off-balance sheet arrangements, on the Company’s financial statements; and

(d)	earnings press releases (paying particular attention to the use of any non-GAAP financial measures), as well as financial information and earnings guidance provided to investors, analysts and rating agencies.

21. Annual Review of Charter. The audit committee shall at least annually review and assess the adequacy of this charter and, to the extent the audit committee shall deem appropriate, recommend to the board of directors any changes that would enable the audit committee to fulfill its responsibilities more effectively.

*     *     *

Approved by the board of directors on November 4, 2003.

EXHIBIT B

CSP Inc.

2007 STOCK INCENTIVE PLAN

SECTION 1.    General Purpose of the 2007 Plan; Definitions

The name of the plan is the CSP Inc. 2007 Stock Incentive Plan (the “2007 Plan”). The purpose of the 2007 Plan is to encourage and enable directors, officers and employees of, and other persons providing services to, CSP Inc. (the “Company”) and its Affiliates to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards”, except where referring to a particular category of grant under the 2007 Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards and Unrestricted Stock Awards.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to any Award holder, a determination by the Company (including the Board) or any Affiliate that the Holder’s employment or other relationship with the Company or any such Affiliate should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company (or any such Affiliate) are parties, (ii) any act (other than retirement) or omission to act by the Award holder that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Award holder’s ability to perform services for the Company or any such Affiliate, including, without limitation, the proven or admitted commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any such Affiliate.

“Change of Control” shall have the meaning set forth in Section 13.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 2.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the 2007 Plan is approved by the Board of Directors as set forth in Section 15.

“Eligible Person” shall have the meaning set forth in Section 4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on NASDAQ, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement from active employment with the Company and its Affiliates in accordance with the retirement policies of the Company and its Affiliates then in effect.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Stock Award” means an Award granted pursuant to Section 6.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the Common Stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Unrestricted Stock Award” means Awards granted pursuant to Section 7.

SECTION 2.    Administration of the 2007 Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee.    The 2007 Plan shall be administered by the Compensation Committee of the Board (the “Committee”) consisting of not less than two (2) persons each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the 2007 Plan is not an Outside Director nor a Non-Employee Director. Except as specifically reserved to the Board under the terms of the 2007 Plan, the Committee shall have full and final authority to operate, manage and administer the 2007 Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

(b) Powers of Committee.    The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the 2007 Plan, including the power and authority:

(i)	to select the persons to whom Awards may from time to time be granted;

(ii)	to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock and Unrestricted Stock, or any combination of the foregoing, granted to any one or more participants;

(iii)	to determine the number of shares to be covered by any Award;

(iv)	to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the 2007 Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant’s consent;

(v)	to accelerate the exercisability or vesting of all or any portion of any Award;

(vi)	to extend the period in which any outstanding Stock Option may be exercised; and

(vii)	to adopt, alter and repeal such rules, guidelines and practices for administration of the 2007 Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the 2007 Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the 2007 Plan; to decide all disputes arising in connection with the 2007 Plan; and to otherwise supervise the administration of the 2007 Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and 2007 Plan participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the 2007 Plan.

SECTION 3.    Shares Issuable under the 2007 Plan; Mergers; Substitution.

(a) Shares Issuable.    The maximum number of shares of Stock with respect to which Awards may be granted under the 2007 Plan shall be 250,000, of which not more than 30,000 shares may be issued, in the aggregate, pursuant to Sections 5(h) and 7(c) hereof. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the 2007 Plan. Shares issued under the 2007 Plan may be authorized but unissued shares or shares reacquired by the Company.

(b) Limitation on Awards.    In no event may any 2007 Plan participant be granted Awards with respect to more than 50,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a 2007 Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

(c) Stock Dividends, Mergers, etc.    In the event that after approval of the 2007 Plan by the stockholders of the Company in accordance with Section 15, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the 2007 Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 13.

(d) Substitute Awards.    The Committee may grant Awards under the 2007 Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4.    Eligibility.

Awards may be granted to directors, officers and employees of, and consultants and advisers to, the Company or its Affiliates (“Eligible Persons”).

SECTION 5.    Stock Options.

The Committee may grant to Eligible Persons options to purchase stock.

Any Stock Option granted under the 2007 Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the 2007 Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the 2007 Plan after the tenth anniversary of the date of adoption of the 2007 Plan by the Board.

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 11 and shall contain such additional terms and conditions, not inconsistent with the terms of the 2007 Plan, as the Committee shall deem desirable.

(a) Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant, but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

(b) Option Term.    The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Shareholder.    Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise; Payment.    Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Option agreements may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option agreement, by one of the following methods:

(i)	By delivery to the Company of shares of Common Stock of the Company that either have been purchased by the optionee on the open market, or have been beneficially owned by the optionee for a period of at least six months and are not then subject to restriction under any Company plan (“mature shares”); such surrendered shares shall have a Fair Market Value equal in amount to the exercise price of the Options being exercised;

(ii)	By delivery of a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Committee may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code;

(iii)	If the class of Common Stock is registered under the Exchange Act at such time, subject to rules as may be established by the Committee, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided, further, that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price;

(iv)	By reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a Fair Market Value equal to such aggregate exercise price; provided, however, that the optionee otherwise holds an equal number of mature shares; or

(v)	By any combination of such methods of payment.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options.    Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f) Annual Limit on Incentive Stock Options.    To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under the 2007 Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(g) Lockup Agreement.    The Committee may in its discretion specify upon granting an Option that the optionee shall agree for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company (upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities), not to sell, make any short sale of, loan, grant any option for the purpose of, or otherwise dispose of any shares issued pursuant to the exercise of such Option, without the prior written consent of the Company or such underwriters, as the case may be.

(h) Annual Non-Discretionary Option Grants to Eligible Directors.    Each year, on the next business day after the Company releases first quarter results (the “Grant Date”), each Director who is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate (an “Eligible Director”), shall, without any action of the Board or the Committee, be granted a Non-Statutory Option to purchase 2,500 shares of the Common Stock of the Company as partial payment for services to the Company as a director; provided, however, that no such Options shall be granted until no options are available to be granted under the corresponding provisions (Section 5(h)) of the Company’s 2003 Stock Incentive Plan. Options shall be granted pursuant to this Section 5(h) only to persons who are serving as Eligible Directors on the Grant Date. The Option grant referred to in this Section shall be subject to adjustment in accordance with Section 3 hereof. The purchase price per share of the Common Stock under each Option granted pursuant to this Section shall be equal to the Fair Market Value of the Common Stock on the Grant Date. Each such Option shall expire on the third anniversary of the Grant Date and shall not be exercisable until after the expiration of six months following the Grant Date, becoming fully exercisable at that time.

SECTION 6.    Restricted Stock Awards.

(a) Nature of Restricted Stock Award.    The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award.    A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Shareholder.    Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions.    Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock which have not then vested at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant’s legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

(e) Vesting of Restricted Stock.    The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 11, amend any conditions of the Award.

(f) Waiver, Deferral and Reinvestment of Dividends.    The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.    Unrestricted Stock Awards.

(a) Grant or Sale of Unrestricted Stock.    The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the 2007 Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Restrictions on Transfers.    The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

(c) Annual Non-Discretionary Unrestricted Stock Awards to Eligible Directors.    Each year, on the next business day after the Company releases second quarter results (the “Award Date”), each Eligible Director (as defined in Section 5(h) hereof) shall, without any action of the Board or the Committee, be granted an Unrestricted Stock Award in the amount of 200 shares of the Common Stock of the Company, as partial payment for services to the Company as a director. Awards shall be granted pursuant to this Section 7(c) only to persons who are serving as Eligible Directors on the Award Date, and the Awards shall be subject to adjustment in accordance with Section 3 hereof. Each Eligible Director who receives an Award pursuant to this Section agrees for a period of one year from the Award Date not to sell, make any short sale of, loan, grant any option for the purpose of, or otherwise dispose of any of the shares so issued, without the prior written consent of the Committee. No other 2007 Plan restrictions shall apply to these Awards.

SECTION 8.    Termination of Stock Options.

(a) Incentive Stock Options:

(i)	Termination by Death. If any participant’s employment by the Company and its Affiliates terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one (1) year (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii)	Termination by Reason of Disability or Normal Retirement.

(A)	Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one (1) year (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B)	Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C)	The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability or Normal Retirement.

(iii)	Termination for Cause. If any participant’s employment by the Company and its Affiliates has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(iv)	Other Termination. Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for ninety (90) days (or such other period as the Committee shall specify) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b) Non-Statutory Stock Options.    Any Non-Statutory Stock Option granted under the 2007 Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 9.    Tax Withholding.

(a) Payment by Participant.    Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares.    A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) transferring to the Company a sufficient number of mature shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

(c) Notice of Disqualifying Disposition.    Each holder of an Incentive Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Common Stock purchased upon exercise of an Incentive Stock Option.

SECTION 10.    Transfer and Leave of Absence.

For purposes of the 2007 Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 11.    Amendments and Termination.

The Board may at any time amend or discontinue the 2007 Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under the 2007 Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. In addition, unless approved by the stockholders of the Company, no amendment to the 2007 Plan will be effective if it would cause the 2007 Plan to fail to satisfy the requirements of the Code for incentive stock options.

The 2007 Plan shall terminate as of the tenth anniversary of its effective date. The Board may terminate the 2007 Plan at any earlier time for any reason. No Award may be granted after the 2007 Plan has been terminated. No Award granted while the 2007 Plan is in effect shall be altered or impaired by termination of the 2007 Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret the 2007 Plan and the Awards granted prior to the termination of the 2007 Plan shall continue after such termination.

SECTION 12.    Status of 2007 Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 13.    Change of Control Provisions.

(a) Upon the occurrence of a Change of Control as defined in this Section 13:

(i)	subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option or Restricted Stock Award shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock, shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii)	the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option and Restricted Stock Award, effective upon a date prior or subsequent to the effective date of such Change of Control, as specified by the Committee; or

(iii)	each outstanding Stock Option and Restricted Stock Award may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i)	any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes, after the Effective Date of the 2007 Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii)	the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

SECTION 14.    General Provisions.

(a) No Distribution; Compliance with Legal Requirements.    The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates.    Delivery of stock certificates to participants under the 2007 Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights.    Nothing contained in the 2007 Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the 2007 Plan or any Award under the 2007 Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

SECTION 15.    Effective Date of 2007 Plan.

The 2007 Plan shall become effective upon its adoption by the Company’s Board of Directors and shall be submitted to the shareholders of the Company for approval within twelve months following the adoption of the

2007 Plan by the Board. If such shareholder approval is not obtained within twelve months after the Board’s adoption of the 2007 Plan, no Options previously granted under the 2007 Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter.

SECTION 16.    Governing Law.

The 2007 Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

*     *     *     *     *

The following exhibit is an addendum to the Proxy Statement for the 2007 Annual Meeting of Stockholders of CSP Inc. dated March 30, 2007.

EXHIBIT 99

CSP Inc.

March 30, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for CSP Inc. and, under the date of February 20, 2007, we reported on the consolidated financial statements of CSP Inc. as of and for the years ended September 30, 2006 and 2005. On March 15, 2007, we were dismissed. We have read CSP Inc.’s statements included under the section entitled Change in Independent Public Accountants of its Schedule 14A dated March 30, 2007, and we agree with such statements, except that we are not in a position to agree or disagree with the Company’s statements in the second and third paragraphs.

Very truly yours,

KPMG LLP

PROXY	CSP INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CSP Inc. hereby appoints Alexander Lupinetti and Gary Levine, and each or either of them, proxies (with power of substitution to each and to each substitute appointed pursuant to such power) of the undersigned to vote all shares of stock of the Corporation held by the undersigned or which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, May 8, 2007, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present, as indicated below and on the reverse side hereon upon the matters set forth herein and more fully described in the Notice and Proxy Statement for said Annual Meeting and in their discretion upon all other matters which may properly come before said Annual Meeting. The undersigned hereby revokes all proxies, if any, hitherto given by him to others for said Annual Meeting.

If this proxy is properly executed and returned, the shares represented hereby will be voted. If a choice is specified on the reverse side hereof by the stockholder with respect to a matter to be acted upon, the shares will be voted upon such matter in accordance with the specification so made. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR (1) ALL LISTED NOMINEES FOR DIRECTOR and (2) THE 2007 STOCK INCENTIVE PLAN.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

CSP INC.

May 8, 2007

Please date, sign and mail

your proxy card as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of two Class II Directors, for a three-year term:

NOMINEES:
J. David Lyons, Christopher J. Hall

☐	FOR all the nominees listed above except as marked to the contrary below.

☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “WITHHOLD AUTHORITY” and write that nominee’s name in the space below.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

2. Approvethe 2007 Stock Incentive Plan

☐ FOR ☐ AGAINST ☐ ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that
changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this proxy statement. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.